Exhibit 99.4
LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

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                                                                                     Quarters Ended
                                               ------------- ------------- ------------- -------------- ------------- -------------
                                                    8/31/99       5/31/99       2/28/99       11/30/98       8/31/98       5/31/98
                                               ------------- ------------- ------------- -------------- ------------- -------------

Income Statement

Net Revenues                                         $1,356        $1,455        $1,118           $665          $930        $1,473
Non-Interest Expenses:
   Compensation and Benefits                            688           738           567            337           472           747
   Nonpersonnel Expenses                                251           251           242            234           251           250
Net Income                                              290           330           211             74           151           324
Net Income Applicable to Common Stock                   279           268           198             62           139           268
Earnings per Common Share
   Basic                                              $2.30         $2.19         $1.62          $0.51         $1.15         $2.22
   Diluted                                            $2.20         $2.09         $1.57          $0.51         $1.10         $2.12

Financial Ratios (%)

Return on Common Equity (annualized)(a)                22.1          26.3          17.2            5.6          13.0          29.9
Return on Common Equity (annualized)(b)                22.1          22.1          17.2            5.6          13.0          25.2

Pretax Operating Margin                                30.8          32.0          27.6           14.1          22.3          32.4

Compensation & Benefits/Net Revenues                   50.7          50.7          50.7           50.7          50.7          50.7
Effective Tax Rate                                     27.0          27.0          31.0           20.5          27.0          32.0

Balance Sheet

Total Assets                                       $203,000      $191,543      $179,305       $153,890      $191,074      $179,067
Total Assets Excluding Matched Book(c)              137,000       128,822       121,881        111,509       133,787       130,140
Common Stockholders' Equity                           5,192         4,935         4,731          4,505         4,391         4,326
Total Stockholders' Equity + Trust Preferred
Securities                                            6,660         6,453         5,964          5,413         5,349         5,084
Total Capital(d)                                     36,517        34,915        32,682         32,754        33,730        31,929
Book Value per Common Share(e)                        42.91         40.58         38.72          37.06         36.35         35.93

Other Data (#'s)

Employees                                             8,729         8,511         8,695          8,873         8,839         8,387
Common Stock Outstanding                        120,070,089   119,700,830   118,977,746    113,657,877   116,673,240   117,114,203
Average Shares
   Basic                                        121,317,358   122,144,018   121,942,892    120,726,366   121,523,227   120,633,663
   Diluted(f)                                   129,063,197   130,364,705   125,776,277    122,527,953   126,222,483   126,301,259


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(a)  Return on common equity  calculated  using net income before  adjusting for special preferred dividends.

(b) Return on common equity calculated using net income after adjusting for special preferred dividends.

(c) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.

(d) Total capital includes long-term debt and stockholders' equity, as well as Trust Preferred Securities, where applicable.

(e) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.

(f) For the quarters ended August 31 and May 31, 1999, the assumed conversion of Series A and B Convertible Preferred Stock into 2,607,680 and 2,912,505 common shares had the effect of decreasing diluted earnings per share by $0.01.